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                                                                     EXHIBIT 2.5
                             SUBLICENSE AGREEMENT
                             --------------------



     THIS SUBLICENSE AGREEMENT (the "Agreement") is made and entered into as of this 16 day of July 1997 by and between ANSAN PHARMACEUTICALS, INC.("Ansan") and TITAN PHARMACEUTICALS, INC.("Titan").

                                   RECITALS
                                   --------

     A.  Titan is the principal stockholder of Ansan.

     B. Ansan has licensed patent rights pursuant to the terms of a License Agreement dated as of October 31, 1992 by and between Ansan and Bar-Ilan Research & Development Company Ltd.

     C. The parties desire to sublicense to Titan certain Ansan drug compounds in certain fields in return for transfer to Ansan of all the Ansan securities owned by Titan and payment by Titan of a royalty on net sales of the drug compounds, subject to the terms and conditions of this Agreement.


     THE PARTIES AGREE AS FOLLOWS:

     1.  Definitions.  As used in this Agreement, the following terms shall have
         -----------
the following meaning:

         "Affiliate" shall mean any company or entity, the voting control of
          ---------
which is at least fifty per cent (50%), directly or indirectly, owned or controlled by Titan or which, directly or indirectly, owns or controls at least fifty percent (50%) of Titan or which is under common control with Titan, and shall also mean any company or entity in fact effectively controlled by or under common control with Titan.

         "AN 9" shall mean pivaloyloxymethyl butyrate.
          ----

         "AN 10" shall mean butylidene dibutyrate.
          -----

         "Bar-Ilan" shall mean Bar-Ilan Research & Development Company Ltd., an
          --------
Israeli corporation.

         "Bar-Ilan License Agreement" shall mean the License Agreement dated as
          --------------------------
of October 31, 1992 by and between Ansan and Bar-Ilan.

         "Discovery" shall mean Discovery Laboratories, Inc., a Delaware
          ---------
corporation.

         "Hemoglobinopathies Patent" shall mean issued U.S. Patent No.
          -------------------------
5,569,675 and any related foreign patent applications or patents, including any continuations, continuations-in-part, divisional, reissues, reexaminations or extensions thereof.

         "Licensed Products" shall have the meaning set forth in Section 1.4
          -----------------
of the Bar-Ilan License Agreement.

         "Licensed Processes" shall have the meaning set forth in Section 1.5
          ------------------
of the Bar-Ilan License Agreement.

         "Merger Agreement" shall mean that Agreement and Plan of Reorganization
          ----------------
dated as of the date hereof by and between Ansan and Discovery.

         "Net Sales" shall have the meaning set forth in Section 1.7 of the
          ---------
Bar-Ilan License Agreement.

         "Nudelman Patent" shall mean issued U.S. Patent No. 5,200,553 and any
          ---------------
related foreign patent applications or patents, including any continuations, continuations-in-part, divisional, reissues, reexaminations or extensions thereof.

         "Patent Rights" shall have the meaning set forth in Section 1.3 of the
          -------------
Bar-Ilan License Agreement.

         "Securities" shall mean those Ansan securities set forth in Exhibit A
          ----------                                                 ---------
hereto.

         "Titan Field" shall mean: (a) with respect to all compounds except AN
          -----------
10, all indications except (i) those covered by the Hemoglobinopathies Patent and (ii) topical applications (other than oncologic disorders) and (b) with respect to AN 10, non-topical applications for oncologic disorders.

     2.  Sublicense.
         ----------

         2.1  Grant.  Subject to the terms and conditions of this Agreement, at
              -----
the Closing (as defined in Section 4) Ansan shall grant to Titan a worldwide sublicense to practice under the Patent Rights, and to make, have made, use, lease and/or sell the Licensed Products in the Titan Field and to practice the Licensed Processes in the Titan Field, said sublicense to include the right to subsublicense in the Titan Field and to be exclusive to Titan in the Titan Field. The parties agree that the obligations to pay royalties to Bar-Ilan pursuant to Article 4 of the Bar-Ilan License Agreement and Titan's obligation to pay Ansan royalties pursuant to Section 2.4 hereof shall continue until the expiration of the last applicable patent on such Licensed Product or Licensed Process in such country, after which time Ansan's license under the Bar-Ilan License Agreement and Titan's sublicense under this Agreement shall become fully paid-up, perpetual licenses.

         2.2  Incorporation of Bar-Ilan License Agreement Terms.  The parties
              -------------------------------------------------
hereby incorporate the following terms of the Bar-Ilan License Agreement, modified to provide that Titan shall have the rights and obligations of LICENSEE and ANSAN shall have the rights and obligations of BAR-ILAN and references to "this License Agreement" shall be interpreted to mean "this Agreement": Sections 1.3, 1.4, 1.5, 1.7, 2.2, 2.3, 3.1(except for the last clause "consistent with the business plan described in Paragraph 3.2.3, below"), 3.3, 3.5, 4.1, 4.2, 4.3, 4.4, 5.1, 5.2, 5.3, 7.1, 7.2, 7.4, 7.5, 7.6, 7.7,7.8, 9.1,9.2, 9.3, 9.4,
9.5, 10.1 and 10.2.

         2.3  Patent Prosecution of Nudelman Patent.  Titan at its own expense
              -------------------------------------
and utilizing patent counsel of its choice shall have the sole right and responsibility for the prosecution and maintenance of the Nudelman Patent, provided that Titan shall not take any action with respect to the Nudelman Patent that could result in any diminution of rights relating to the composition of matter claims relating to AN10. Ansan shall have the sole right and responsibility for the prosecution and maintenance of the Hemoglobinopathies Patent.

         2.4  Royalties to Ansan.  In addition to the royalties payable
              ------------------
pursuant to Section 2.2, Titan shall pay to Ansan to the end of the term of the Patent Rights or until this Agreement is terminated in accordance with its terms, in each calendar year an amount equal to 2% of Net Sales by Titan, any Affiliate or any sublicensee of Titan.

     3.  Securities.  Subject to the terms and conditions of this Agreement,
         ----------
Titan agrees to transfer to Ansan at the Closing (as defined in Section 4) all right, title and interest in the Securities, free and clear of any and all liens, encumbrances and security interests. Ansan and Titan acknowledge that a portion of the Securities are held by Continental Stock Transfer & Trust Company as Escrow

Agent pursuant to the terms of an Escrow Agreement dated as of May __, 1995. Ansan and Titan agree to take all steps reasonably necessary to obtain release of such Securities and delivery to Ansan in accordance with the terms of this Agreement.

     4.  Closing.  The closing of the transactions contemplated by this
         -------
Agreement (the "Closing") shall take place simultaneously with the closing of the Merger Agreement at the offices of Heller Ehrman White & McAuliffe, 525 University Avenue, Palo Alto, California or at such other time, date and location as the parties agree.

     5.  Conditions to Closing.
         ---------------------

         5.1  Conditions to Obligations of Titan.  The obligations of Titan to
              ----------------------------------
consummate the transactions contemplated hereby shall be subject to satisfaction at the Closing of each of the following conditions, any of which may be waived by Titan:

         (a)  Representations and Warranties.  The representations and
              ------------------------------
warranties of Ansan contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and as of the date of the Closing. Titan shall have received a certificate with respect to the foregoing signed on behalf of Ansan by the Chief Executive Officer of Ansan.

         (b)  Closing of the Merger Agreement.  The transactions contemplated
              -------------------------------
by the Merger Agreement shall have closed.

         (c)  Side Agreement.  Bar-Ilan shall have executed and delivered the
              --------------
Side Agreement in substantially the form attached as Exhibit 5 hereto.

         5.2  Conditions to Obligations of Ansan.  The obligations of Ansan to
              ----------------------------------
consummate the transactions contemplated hereby shall be subject to satisfaction at the Closing of each of the following conditions, any of which may be waived by Ansan:

         (a)  Representations and Warranties.  The representations and
              -------------------------------
warranties of Titan contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and as of the date of the Closing. Ansan shall have received a certificate with respect to the foregoing signed on behalf of Titan by the Chief Executive officer of Titan.

         (b)  Closing of the Merger Agreement.  The transactions contemplated
              -------------------------------
by the Merger Agreement shall have closed.

     6.  Representations and Warranties of Titan.
         ----------------------------------------

         6.1  Authority.  Titan has all requisite corporate power and
              ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Titan.

         6.2  Ownership of Securities.  Titan is the sole record and  beneficial
              -----------------------
owner of the Securities and owns all right, title and interest in such Securities free and clear of all liens, encumbrances and security interests and at the Closing shall transfer title to such Securities free and clear of all liens, encumbrances and security interests. Titan does not own beneficially or of record or have the right to purchase any securities of Ansan other than the Securities.

     7.  Representations and Warranties of Ansan.
         ---------------------------------------

         7.1  Authority.  Ansan has all requisite corporate power and authority
              ---------
to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Ansan, subject to approval of the stockholders of Ansan.

         7.2  Bar-Ilan License Agreement.  The Bar-Ilan License Agreement is
              --------------------------
in full force and effect, and to the knowledge of Ansan, neither Ansan nor Bar-Ilan is in material breach of any term of the Bar-Ilan License Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of the Bar-Ilan License Agreement.

         7.3  Patents.  Except as disclosed in any filings by Ansan with the
              -------
Securities and Exchange Commission pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 prior to the date hereof, Ansan has no knowledge of any pending or threatened litigation claiming that any claim of the Nudelman Patent infringes the rights of any other person, and to Ansan's knowledge there has been no infringement of the Nudelman Patent by any other person. During the terms of the Bar-Ilan License Agreement, Ansan has satisfied all of its obligations to maintain the Nudelman Patent.

     8.  Transfer of Know-How.  Within 30 days after the Closing, Ansan shall
         --------------------
transfer to Titan, free of charge, (a) copies of all pertinent documents relating to the sublicense herein granted, including all reports, data, contracts and regulatory submissions and (b) all remaining Licensed Product which has been formulated for non-topical use. Ansan and Titan shall promptly after the Closing take all steps necessary to transfer the IND into Titan's name and shall notify the FDA of such intention within 30 days after the Closing. If necessary, the parties will cooperate in good faith to establish an agreement for continuing support of the AN 9 product development program. The parties will negotiate the specifics of such an agreement and the reimbursement to be made to Ansan for expenses incurred in connection therewith on or before the Closing.

     9.  Miscellaneous.
         -------------

         9.1  Notices.  Any notice or other communication required or permitted
              -------
hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed delivered when so delivered personally or when sent by facsimile transmission (provided that an appropriate indication of successful transmission is given by the sending facsimile transmitter and a confirmation copy is sent by overnight courier), or if sent by overnight courier, one day after deposit with an overnight courier, or, if mailed, three days after the date of deposit in the United States mails as follows:

     If to Ansan:      Ansan Pharmaceuticals, Inc.
     -----------       400 Oyster Point Boulevard, Suite 435
                       South San Francisco, California 94080
                       Attention: President
                       Telecopy No. (415) 635-0201


     If to Titan:      Titan Pharmaceuticals, Inc.
     -----------       400 Oyster Point Boulevard, Suite 505
                       South San Francisco, California 94080
                       Attention: President
                       Telecopy No. (415) 244-4956


Either party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.

     9.2  Binding Effect; Amendment; Assignment.  This Agreement shall be
          -------------------------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies whatsoever. This Agreement may be amended only by an instrument in writing signed on behalf of each of the parties. Neither party may sell, transfer or assign any of its rights or obligations under this Agreement without the written consent of the other party, which will not be unreasonably withheld.

     9.3  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California applicable to agreements made between California residents and to be performed entirely within such State.

     9.4  Expenses.  All costs and expenses incurred in connection with the
          --------
transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     9.5  Further Assurances.  Each party will execute and deliver all such
          ------------------
further documents and instruments and take all such further actions as may be necessary to consummate the transactions contemplated hereby.

     9.6  Disputes.  Any and all disputes between the parties arising from or
          --------
relating to this Agreement shall be referred to the Chief Executive Officers of Ansan and Titan, respectively, and they shall endeavor to resolve such dispute in good faith for a period of 45 days. If any such dispute has not been resolved within such 45-day period, either party may file an action in a court of competent jurisdiction.

     9.7  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements, understandings, discussions and correspondence between the parties with respect to the subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ANSAN PHARMACEUTICALS, INC.             TITAN PHARMACEUTICALS, INC.



By: /s/ VAUGHAN H.J. SHALSON            By: /s/ LOUIS R BUCALO
   ------------------------------          ------------------------------
        VAUGHAN H.J. SHALSON                    LOUIS R. BUCALO M.D.